SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               GENERAL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] GENERAL MILLS                   NOTICE OF

                                       1999 ANNUAL MEETING

                                       OF STOCKHOLDERS

                                       AND PROXY STATEMENT






                                       MEETING DATE:

                                       Monday, September 27, 1999
                                       at 11:00 a.m. (CDT)



                                       MEETING PLACE:

                                       Children's Theatre Company
                                       2400 Third Avenue South
                                       Minneapolis, Minnesota

                                                       GENERAL MILLS, INC.
                                                       P.O. Box 1113
                                                       Minneapolis, MN 55440

                                                       STEPHEN W. SANGER
                                                       Chairman of the Board and
                                                       Chief Executive Officer


[LOGO] GENERAL MILLS



August 14, 1999




Dear Stockholders:

It is my pleasure to invite you to General Mills' 1999 Annual Meeting of stockholders. We will hold the meeting in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 27, 1999, at 11:00 a.m. Central Daylight Time. During the annual meeting, we will discuss each item of business described in this Notice of Annual Meeting and Proxy Statement and give a current report on the Company's business operations. There will also be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about General Mills in addition to describing the business we will conduct at the meeting.

WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AS DESCRIBED IN THE INSTRUCTIONS ON THE PROXY CARD, OR SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.


Sincerely,

/s/ S. W. Sanger

                                TABLE OF CONTENTS


                                                                            PAGE

Notice of Annual Meeting of Stockholders ..................................   iv

Questions and Answers about the Annual Meeting and Voting .................    1

Proposals You May Vote On .................................................    4

Information About Nominees For the Board of Directors .....................    5

Corporate Governance at General Mills .....................................    8

Board Committees and Their Functions ......................................    9

Director Compensation .....................................................   10

Stock Ownership of General Mills Directors and Officers ...................   12

Total Return to Stockholders ..............................................   13

Report of Compensation Committee on Executive Compensation ................   15

Summary Compensation Table ................................................   18

Option Grants in Last Fiscal Year .........................................   19

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
 Option Values ............................................................   20

Defined Benefit Retirement Plan ...........................................   20

Change of Control Arrangements ............................................   21

Section 16(a) Beneficial Ownership Reporting Compliance ...................   21

Costs of Solicitation .....................................................   21

Annual Report .............................................................   21

                                                           GENERAL MILLS, INC.
                                                           P.O. Box 1113
                                                           Minneapolis, MN 55440

                                                           Ivy S. Bernhardson
                                                           Secretary


[LOGO] GENERAL MILLS


                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 27, 1999



August 14, 1999




Dear Stockholders:

The annual meeting of stockholders of General Mills, Inc. will be held on Monday, September 27, 1999, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.   Elect 13 directors;

2.   Approve KPMG LLP as General Mills' independent auditors for fiscal 2000;
     and

3.   Act on any other proper business of the meeting.

The record date for the annual meeting is July 29, 1999. If you held General Mills stock at the close of business on that date or still hold shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the acquisition of the Ralcorp branded cereal and snack businesses by General Mills, you can vote at the annual meeting.

At the meeting we will also report on General Mills' 1999 business results and other matters of interest to stockholders.


Sincerely,

/s/ Ivy Bernhardson

                       GENERAL MILLS, INC. PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 27, 1999

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:   WHY DID I RECEIVE THIS PROXY STATEMENT?
A: Because you are a stockholder as of the record date and are entitled to vote at the 1999 Annual Meeting of Stockholders, the Board of Directors is soliciting your proxy to vote at the meeting.

     This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:   WHAT AM I VOTING ON?
A:   (1) The election of directors; and

     (2) The approval of the appointment of our independent auditors for fiscal 2000.

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

Q:   WHO IS ENTITLED TO VOTE?
A: Record holders of General Mills common stock on July 29, 1999 and holders of Ralcorp Holdings, Inc. common stock eligible for exchange to General Mills common stock may vote at the meeting. On July 29, 1999, 152,485,214 shares of common stock, including 25,848 shares of General Mills common stock set aside for the exchange of 169,647 shares of Ralcorp Holdings, Inc. common stock, were outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

Q:   HOW DO I VOTE?
A:   You may vote using any of the following methods:

     * Via the Internet, by going to the web address http://www.eproxy.com/gis/ and following the instructions for Internet voting on the proxy card

     * On the telephone, by dialing 1-800-240-6326 and following the instructions for telephone voting on the proxy card

     *    By completing and mailing your proxy card

     *    In person at the meeting

     If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. See Item No. 1 on page 4 and "Information About Nominees for the Board of Directors" beginning on page 5. For the other item, you may vote "FOR," "AGAINST" or "ABSTAIN" from voting.

     ---------------------------------------------------------------------------
     If you do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them "for" the election of all director nominees, and "for" approval of the auditors.
     ---------------------------------------------------------------------------

     We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:   WHAT IF I CHANGE MY MIND AFTER I VOTE MY SHARES?
A:   You can revoke your proxy at any time before it is voted at the meeting by:

     *    sending written notice of revocation to the Secretary;

     * submitting a new proper proxy by telephone, Internet or paper ballot, after the revoked proxy; or

     *    attending the annual meeting and voting in person.

     You may also be represented by another person at the meeting by executing a proper proxy designating that person.

Q:   HOW WILL MY DIVIDEND REINVESTMENT AND COMPANY VIP 401(k) SHARES BE VOTED?
A: Shares of common stock held by participants in the Company's dividend reinvestment plan (including employee payroll deduction) have been added to the participants' other holdings on their proxy cards. If a stockholder has common stock in a General Mills VIP 401(k) account, the proxy also serves as voting instructions to the plan trustee. The plan trustee, Boston Safe Deposit and Trust Company, votes allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
A: It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

Q:   WHAT WILL HAPPEN IF I DO NOT VOTE MY SHARES?
A: If your shares are held in street name, your brokerage firm may vote your shares in its discretion.

Q:   HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?
A: The election of each director nominee and the approval of the independent auditors must be approved by a majority of shares entitled to vote and represented at the meeting in person or by proxy.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: We do not know of any business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to S.W. Sanger, C.W. Gaillard and R.G. Viault to vote on such matters in their discretion.

Q:   HOW ARE VOTES COUNTED?
A: You are entitled to cast one vote for each share of common stock you own. Although abstentions are counted as present or represented at the meeting in order to determine whether there is a quorum, they are treated as shares not voted in determining the outcome of a specific matter and therefore have no effect on the outcome of that matter. The Company has a policy of confidential voting; Norwest Bank Minnesota tabulates the votes received.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?
A: All General Mills stockholders as of the close of business on July 29, 1999 can attend.

Q:   WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
A: In January 2000, we will send each stockholder a mid-year report describing the results of the meeting. We also publish the voting results in our Form 10-Q for the second quarter of fiscal 2000, which we file with the Securities and Exchange Commission in January 2000. You can also look at our website: www.generalmills.com.

Q:   WHO ARE THE LARGEST STOCKHOLDERS?
A: For the quarter ended March 31, 1999, The Capital Research and Management Group, 333 South Hope Street, 52nd Floor, Los Angeles, CA 90071, filed a Form 13F with the SEC indicating that it held approximately 15,627,100 shares of common stock (10.23% of the outstanding common stock). In its SEC filings, the Capital Research and Management Group indicates that the shares it holds are solely for investment purposes in the ordinary course of business. The Company does not know of any other holder with more than five percent of the outstanding common stock.

Q:   HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?
A: If you wish to submit proposals to be included in our next proxy statement, they must be received by us on or before April 15, 2000. Please address your proposals to: Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

     Under our By-laws, if you wish to nominate a director or bring other business before the stockholders without having your proposal included in our proxy statement:

     * You must notify the Secretary in writing between May 30, 2000 and June 29, 2000.

     * Your notice must contain the specific information required in our By-laws.

     Please note that these requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of General Mills at the address on page iv.

                            PROPOSALS YOU MAY VOTE ON


ITEM NO. 1

ELECTION OF DIRECTORS

     Thirteen people are nominated for election to the Board of Directors at the annual meeting. Detailed information is provided on pages 5 through 12. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their resignation or removal. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person, unless you tell us not to on your proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.


ITEM NO. 2

APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors selects and hires independent public accountants to audit the Company's books, subject to ratification by the stockholders. The Audit Committee recommends KPMG LLP to audit the Company's consolidated financial statements for the fiscal year beginning May 31, 1999. KPMG (formerly known as KPMG Peat Marwick LLP) has audited the books of the Company since 1928. During fiscal 1999, General Mills paid KPMG $1,966,000 for audit and other services. Representatives of the firm will be at the annual meeting, where they will have an opportunity to make a statement and answer questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2000.

     IF YOU SIGN AND RETURN THE PROXY CARD AND DO NOT SPECIFY OTHERWISE, OR VOTE AS THE GENERAL MILLS BOARD RECOMMENDS USING TELEPHONE OR INTERNET VOTING, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF EACH DIRECTOR NOMINEE AND FOR THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS.


OTHER BUSINESS

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

              INFORMATION ABOUT NOMINEES FOR THE BOARD OF DIRECTORS

[PHOTO]   STEPHEN R. DEMERITT                                            Nominee
          Stephen R. Demeritt, age 55, will become Vice Chairman of the Company on October 1, 1999, with responsibility for our worldwide cereal businesses, General Mills Canada, Consumer Insights and Advertising. Mr. Demeritt joined General Mills in 1969 and has served in a variety of consumer food marketing positions. He was president of International Foods from 1991 to 1993 and for the past five years has been Chief Executive Officer of Cereal Partners Worldwide, our global cereal joint venture with Nestle.

--------------------------------------------------------------------------------
[PHOTO]   LIVIO D. DESIMONE                                  Director since 1989
          Livio D. DeSimone, age 63, is Chairman of the Board and Chief Executive Officer, Minnesota Mining and Manufacturing Company (3M) (diversified manufacturing). Mr. DeSimone joined 3M in 1957 and has served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and named Chairman and Chief Executive Officer in 1991. He is a director of 3M, Cargill Incorporated, Dayton Hudson Corporation and Vulcan Materials Company.

--------------------------------------------------------------------------------
[PHOTO]   WILLIAM T. ESREY                                   Director since 1989
          William T. Esrey, age 59, is Chairman and Chief Executive Officer of Sprint Corporation (telecommunications). Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. Mr. Esrey is a director of Sprint, Everen Capital Corporation, Duke Energy Corp., Exxon Corporation and EarthLink.

--------------------------------------------------------------------------------
[PHOTO]   RAYMOND V. GILMARTIN                               Director since 1998
          Raymond V. Gilmartin, age 58, has been Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc. (pharmaceuticals) since November 1994. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. He is a director of the Pharmaceutical Research and Manufacturers of America, Public Service Enterprise Group, and a member of The Business Council and The Business Roundtable.

--------------------------------------------------------------------------------
[PHOTO]   JUDITH RICHARDS HOPE                               Director since 1989
          Judith Richards Hope, age 58, is senior counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, DC. Ms. Hope is also a director of Union Pacific Corporation and Zurich Holding Company of America, Inc. She is a Member of the Harvard Corporation (The President and Fellows of Harvard College) and immediate past President of the International Law Institute.

--------------------------------------------------------------------------------

[PHOTO]   ROBERT L. JOHNSON                             Director since June 1999
          Robert L. Johnson, age 53, is Chairman and Chief Executive Officer of BET Holdings, Inc., a black-owned and operated media-entertainment company. He founded the company in 1978. He previously held positions with the National Cable Television Association and the Corporation for Public Broadcasting. Mr. Johnson is a director of US Airways and the Hilton Hotel Corporation. He also serves on the boards of the United Negro College Fund, the National Cable Television's Academy of Cable Programming, the American Film Institute and the Advertising Council.

--------------------------------------------------------------------------------
[PHOTO]   HEIDI G. MILLER                                                Nominee
          Heidi G. Miller, age 46, is Chief Financial Officer of Citigroup, Inc., a diversified financial services company. She joined Citigroup in that position in 1998 upon the merger of Travelers and Citigroup, having served as Executive Vice President and Chief Financial Officer of Travelers Group Inc. (diversified financial services) and as Chief Credit Officer of its subsidiary Smith Barney (brokerage) from 1995 to 1998. From 1992 to 1995 she was Senior Vice President, Planning and Analysis for Travelers; from 1979 to 1992 she served in various corporate finance roles at Chemical Bank. She is a director of Mead & Co., the Children's Defense Fund and is a Term Trustee of Princeton University.

--------------------------------------------------------------------------------
[PHOTO]   MICHAEL D. ROSE                                    Director since 1985
          Michael D. Rose, age 57, is Chairman of Midaro Investments, Inc., a privately-held investment firm in Memphis, TN. He previously served as Chairman of the Board of Promus Hotel Corporation from April 1995 until his retirement in December 1997. Rose joined Promus' predecessor company, Holiday Inns Inc., in 1974 and subsequently held executive positions at Holiday and Promus, serving as Chief Executive Officer of Holiday from 1981 to 1990, and as Chief Executive Officer of Promus from 1990 to 1994. He also served as Chairman of the Board of Harrah's Entertainment Inc. from 1995 to December 1996. Mr. Rose is a director of Ashland, Inc., Darden Restaurants, Inc., First Tennessee National Corp., Felcor Lodging Trust, Inc., Nextera Enterprises, Inc., ResortQuest International, Inc. and Stein Mart, Inc.

--------------------------------------------------------------------------------
[PHOTO]   STEPHEN W. SANGER                                  Director since 1992
          Stephen W. Sanger, age 53, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Dayton Hudson Corporation and Donaldson Company, Inc.

--------------------------------------------------------------------------------

[PHOTO]   A. MICHAEL SPENCE                                  Director since 1992
          Dr. A. Michael Spence, age 55, is a professor at the Graduate School of Business at Stanford University where he served as Dean from 1990 to August 1999. Dr. Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990 he served as the Dean of the Faculty of Arts and Sciences at Harvard. Dr. Spence is a director of BankAmerica Corporation, Nike, Inc., Sun Microsystems, Inc. and Siebel Systems, Inc. He is a Fellow of the Econometric Society and is former Chairman of the National Research Council Board on Science, Technology and Economic Policy.

--------------------------------------------------------------------------------
[PHOTO]   DOROTHY A. TERRELL                                 Director since 1994
          Dorothy A. Terrell, age 54, is Senior Vice President, Worldwide Sales and President, Services Group of Natural MicroSystems Corporation, a producer of hardware and software component products for telecommunications applications. She joined the company in 1998. She previously served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company and Herman Miller, Inc., and is on the board of the Massachusetts Technology Development Corporation and the National Housing Partnership Foundation.

--------------------------------------------------------------------------------
[PHOTO]   RAYMOND G. VIAULT                                  Director since 1996
          Raymond G. Viault, age 55, is Vice Chairman of the Company, with responsibility for Global Convenience Foods, Snack Ventures Europe, Betty Crocker and New Ventures. Mr. Viault joined the Company in 1996 from Philip Morris, where he had been based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault was with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. He is a director of Willis Corroon. He serves on the Board of Overseers for the Columbia Graduate School of Business. Mr. Viault is also a board member of TechnoServe, the Lawrenceville School and the United Way of Minneapolis.

--------------------------------------------------------------------------------
[PHOTO]   C. ANGUS WURTELE                                   Director since 1985
          C. Angus Wurtele, age 64, is the retired Chairman of the Board of The Valspar Corporation (paints and coatings producer). He served as Valspar's Chief Executive Officer from 1973 through 1995 and as chairman from 1973 until 1998. Mr. Wurtele is a director of Valspar, Bemis Company, Inc. and IDS Mutual Funds Group. He is also a director of The Bush Foundation and the Walker Arts Center.

--------------------------------------------------------------------------------

                      CORPORATE GOVERNANCE AT GENERAL MILLS

General Mills has a long-standing commitment to good corporate governance practices. They provide an important framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term vitality for the benefit of shareholders. The corporate governance principles and practices described below have evolved at General Mills over many years, and they will continue to be changed and supplemented as appropriate. Their unchanging, fundamental premise, however, is the independent nature of the Board and its overarching fiduciary duty to shareholders.


BOARD COMPOSITION AND INDEPENDENCE

* The Board believes that a substantial majority of its members should be independent, non-employee directors. Currently 10 out of 13 directors are independent outsiders.

* All Board committees, except the Executive Committee, are composed entirely of independent, outside directors.

     - Committee and committee chair assignments are reviewed regularly and assignments are rotated to ensure that each Committee has an appropriate mix of tenures and experience.

*    All directors are elected annually.

* Overall Board composition guidelines require a breadth of experienced perspectives from a variety of industries and from professional disciplines such as academia, finance, law and government, along with a diversity of gender, ethnicity, age and geographic location. Final approval of director candidates is determined by the full Board, on recommendation of the Nominating Committee.

* Well-defined selection criteria for individual directors stress independence, integrity, experience and sound judgment in areas relevant to the Company's businesses, a proven record of accomplishment, willingness to speak one's mind and commit sufficient time to the Board, and the ability to challenge and stimulate management.

* To ensure an appropriate balance between new perspectives and experienced directors:

     - Outside directors serve no more than 15 years, and retire at age 70 or five years after normal retirement from their principal organization, whichever comes first.

     - Outside directors are expected to offer their resignation whenever their principal employment or affiliation changes after joining the Board, and the Nominating Committee then decides whether or not the director should continue to serve.


BOARD PERFORMANCE AND OPERATIONS

* Board meetings and background materials sent to directors focus on the Company's key strategic, leadership and performance issues:

     - Each year the Board has formal reviews and discussions of the Company's annual and longer-term strategic plans and the Company's management development and succession plans.

     - Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic themes. The Board also reviews regularly the Company's performance compared to its competitive peer companies.

     - Committee responsibilities are detailed in their Charters, and reports of Committee meetings are given to the full Board, which acts on their recommendations as appropriate.

* The agenda and content of Board and Committee meetings are developed through discussions between management and Board members.

* Executive sessions are held at each Board meeting, and at least once a year outside directors meet formally without the Chief Executive Officer and other management directors. This session is led by the Chair of the Compensation Committee and includes the CEO's annual performance and compensation review and his performance objectives for the next fiscal year. Additional meetings of outside directors may be held from time to time as appropriate.

* The Nominating Committee has responsibility for corporate governance and Board organization and procedures. A formal evaluation of these areas is conducted regularly, with a written evaluation from each Board member, in order to enhance Board effectiveness. Recommended changes are considered by the full Board.


ALIGNMENT WITH SHAREHOLDER INTERESTS

* Each director is expected to represent the interests of all shareholders, and not those of any particular shareholder or any single interest group.

* A substantial portion of director compensation is linked to the Company's stock performance, and directors can elect to receive their entire Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as compensation, until they own shares equal in market value to at least five times their annual cash retainer.

* The Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership, including stock ownership targets for key management employees. For more details, see the Compensation Committee Report on pages 15 to 17.

* Senior management meets regularly with major institutional investors and shareholders, and reports to the Board on analyst and shareholder views of the Company.


                      BOARD COMMITTEES AND THEIR FUNCTIONS

AUDIT COMMITTEE

Members: A. Michael Spence (Chair), Richard M. Bressler, William T. Esrey, Raymond V. Gilmartin, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 1999:  Three
Functions: *  Oversees internal controls, audits, compliance program and financial reporting
           * Recommends independent accountants, subject to shareholder approval, and ensures their independence
           * Consults with these accountants and reviews and approves the scope of their audit

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE

Members: Richard M. Bressler (Chair), Livio D. DeSimone, Kenneth A. Macke, A. Michael Spence, Raymond V. Gilmartin, Michael D. Rose
Number of Meetings in 1999:  Two
Functions: *  Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value; determines compensation policy for executives
           * Conducts performance review of the Chairman; recommends compensation of the Board members, including the Chairman and the management members of the Board; and approves compensation and stock grants to other senior executives

--------------------------------------------------------------------------------
EXECUTIVE COMMITTEE

Members: Stephen W. Sanger (Chair), Richard M. Bressler, Livio D. DeSimone, William T. Esrey, Charles W. Gaillard, Kenneth A. Macke, Michael D. Rose, Raymond G. Viault
Number of Meetings in 1999:  None
Functions: *  May take all action that could be taken by full Board
           * May meet between regular Board meetings to take action necessary for the Company to operate efficiently

--------------------------------------------------------------------------------
FINANCE COMMITTEE

Members: William T. Esrey (Chair), Livio D. DeSimone, Michael D. Rose, Judith Richards Hope, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 1999:  One
Functions: *  Reviews financial policies and performance objectives, including dividend policy
           * Reviews changes in the Company's capital structure, including debt issuances, common stock sales, repurchases and stock splits

--------------------------------------------------------------------------------
NOMINATING COMMITTEE

Members: Kenneth A. Macke (Chair), William T. Esrey, Raymond V. Gilmartin, Judith Richards Hope, Michael D. Rose, A. Michael Spence
Number of Meetings in 1999:  Two
Functions: *  Recommends candidates for election to the Board
           * Develops policy on composition and size of Board, and tenure and retirement of directors
           * Recommends changes in the organization and procedures of the Board, including corporate governance

The Nominating Committee will consider director candidates proposed by stockholders. Candidates must be highly qualified and be both willing and expressly interested in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company, taking into consideration the criteria for new directors as described on page 8.

--------------------------------------------------------------------------------
PUBLIC RESPONSIBILITY COMMITTEE

Members: Judith Richards Hope (Chair), Richard M. Bressler, Livio D. DeSimone, Kenneth A. Macke, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 1999:  One
Functions: *  Reviews public policy and social trends affecting the Company
           *  Monitors the Company's corporate citizenship activities
           * Evaluates Company policies to ensure they meet ethical obligations to employees, consumers and society

--------------------------------------------------------------------------------
During the fiscal year ended May 30, 1999, the Board of Directors met six times and various committees of the board met a total of nine times. Director attendance at Board meetings and all committee meetings averaged 97%.


                             DIRECTOR COMPENSATION

General Mills structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. Employee directors do not receive additional compensation for serving on the Board. If they choose, outside directors can receive the entire amount of their Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as Board compensation, until they own shares equal in market value to at least five times their annual cash retainer. The Company does not have a retirement plan for its non-employee directors.

     In fiscal 1999, non-employee directors each received $35,000 in annual retainer and $1,000 for each Board or committee meeting attended. Beginning September 27, 1999, the annual retainer will be $50,000 and no meeting fees will be paid. These changes simplify Board compensation administration.

     Directors can elect to have annual retainer amounts paid quarterly in cash or in Company common stock of equal value, or defer payment until a later date. If deferred, the deferred amount earns interest based on the director's selection from among the funds offered to employees participating in the Company's deferred compensation plan. One of these fund rates tracks the return on the Company's common stock.

     In fiscal 1999, L. D. DeSimone and M. D. Rose elected to receive all of their remuneration in common stock; W. T. Esrey, J. R. Hope, A. M. Spence and
D. A. Terrell received cash payments; R. M. Bressler, K. A. Macke and C. A. Wurtele deferred cash payments and R. V. Gilmartin received 50% in common stock and 50% in cash.

     Each year they are elected to the Board, non-employee directors receive 500 shares of restricted common stock that cannot be sold or transferred until the next annual meeting. These shares are forfeited if the director leaves the Board before the end of the restricted period. In fiscal 1999, directors could elect to defer receiving the common stock issuable at the end of the restricted period by choosing to receive restricted stock units instead of restricted stock. Stock units earn amounts equal to the dividend payments on the Company's common stock. These amounts can be reinvested or paid to the director. Beginning in September, 1999, only restricted stock units can be received.

     Non-employee directors also receive options to purchase 2,500 shares of Common Stock each time they are elected to the Board. The per share price the director pays at exercise is the market price of the Common Stock on the date of the grant. The option becomes exercisable at the next annual meeting and expires ten years after grant. Beginning September 27, 1999, the stock option amount will be 5,000 shares.

     The Company also has a planned gift program for directors that is funded by life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company, and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

                        STOCK OWNERSHIP OF GENERAL MILLS
                             DIRECTORS AND OFFICERS

The table below shows how much General Mills common stock each director, nominee and executive officer named in the Summary Compensation Table owned on July 29, 1999. No director, nominee or executive officer owns more than .51% of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 2.4% of the total outstanding shares (including exercisable options).

--------------------------------------------------------------------------------
                                   DEFERRED STOCK                    EXERCISABLE
       NAME            SHARES(a)      UNITS(b)       TOTAL SHARES    OPTIONS(c)
--------------------------------------------------------------------------------
R. M. Bressler          15,602          1,660           17,262           7,500
--------------------------------------------------------------------------------
S. R. Demeritt(d)       31,228         35,433           66,661         213,775
--------------------------------------------------------------------------------
L. D. DeSimone          12,713             --           12,713          10,538
--------------------------------------------------------------------------------
W. T. Esrey              7,804             --            7,804          10,538
--------------------------------------------------------------------------------
C. W. Gaillard          70,940             --           70,940         519,239
--------------------------------------------------------------------------------
R. V. Gilmartin          2,433             --            2,433           5,000
--------------------------------------------------------------------------------
J. R. Hope               5,924             --            5,924          10,538
--------------------------------------------------------------------------------
R. L. Johnson              500             --              500               0
--------------------------------------------------------------------------------
K. A. Macke              8,036            473            8,509          10,538
--------------------------------------------------------------------------------
S. S. Marshall          29,139             --           29,139          18,420
--------------------------------------------------------------------------------
H. G. Miller               100             --              100               0
--------------------------------------------------------------------------------
M. D. Rose(e)            8,965             --            8,965          10,538
--------------------------------------------------------------------------------
S. W. Sanger            44,469         77,664          122,133         672,706
--------------------------------------------------------------------------------
A. M. Spence             5,008             --            5,008          10,538
--------------------------------------------------------------------------------
D. A. Terrell            3,056             --            3,056          10,538
--------------------------------------------------------------------------------
R. G. Viault            18,003             --           18,003          53,220
--------------------------------------------------------------------------------
C. A. Wurtele(f)        25,015            984           25,999          10,538
--------------------------------------------------------------------------------
All directors and executive
 officers as a group                                   794,702
--------------------------------------------------------------------------------

---------------------
(a) Amounts in the column include restricted stock and restricted stock units as well as shares allocated to participant accounts under the Company VIP 401(k).
(b) Amounts for Mr. Bressler, Mr. Macke and Mr. Wurtele are share equivalents held in a deferred compensation account tracking the value of the Company's common stock. Amounts for Mr. Demeritt and Mr. Sanger reflect the deferral of common stock to be issued upon a stock-for-stock exercise of a stock option and any reinvestment of dividend equivalents. These will be paid in common stock.
(c)  May be acquired within 60 days pursuant to exercisable options.
(d) Included in the shares for Mr. Demeritt are 920 shares owned by his spouse, in which he disclaims any beneficial ownership.
(e) Included in the shares for Mr. Rose are 600 shares owned by his former spouse in custody for minor children, in which he disclaims any beneficial interest.
(f) Included in the shares for Mr. Wurtele are 124 shares owned by his spouse, in which he disclaims any beneficial interest.

                          TOTAL RETURN TO STOCKHOLDERS

These line graphs compare the annual percentage in cumulative total shareholder return for holders of General Mills common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Foods Index for the last 1 year, 5 year and 10 year periods.


                                     1 YEAR

                              [PLOT POINTS CHART]

             General Mills          S&P Food          S&P 500
             -------------          --------          -------
May-98            100                  100              100
May-99            121                   88              121


                                     5 YEARS

                               [PLOT POINTS CHART]

             General Mills          S&P Food          S&P 500
             -------------          --------          -------
May-94            100                  100              100
May-95            115                  123              118
May-96            139                  152              156
May-97            159                  201              199
May-98            174                  267              261
May-99            211                  235              315

                                   10 YEARS

                              [PLOT POINTS CHART]

             General Mills          S&P Food          S&P 500
             -------------          --------          -------

1989              100                  100              100
1990              119                  115              114
1991              182                  148              126
1992              204                  157              143
1993              215                  164              159
1994              185                  162              166
1995              213                  199              196
1996              258                  245              260
1997              294                  324              331
1998              322                  433              434
1999              390                  381              524

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


THE COMMITTEE'S RESPONSIBILITIES

The Compensation Committee of the Board (the "Committee") is responsible for setting and administering the policies that govern executive compensation. The Committee is composed entirely of independent, outside directors. Reports of the Committee's actions and recommendations are presented to the full Board.

     The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation.


COMPENSATION PHILOSOPHY

The Committee bases compensation decisions on the following core principles:

* Pay is performance-based. Base salaries at General Mills are generally lower than those at comparable companies in the food and consumer products business sector, but they are coupled with an incentive system that pays more with good performance and less for below par performance.

* Stock ownership is emphasized. The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders, and provides a strong motivation to build shareholder value. The Committee has established specific stock ownership objectives for key management employees and has created programs that encourage all employees to have an ownership interest in the Company.

* Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Committee evaluates Company performance, actual compensation and share ownership, and compares them with data for peer food and consumer product companies as well as a broader group of leading industrial companies.


PROGRAM ELEMENTS

General Mills' executive compensation program is comprised of base salary, annual incentive and long-term incentive compensation. We also have developed several innovative programs to encourage long-term stock ownership.

     BASE SALARY

Base salaries for executives are generally lower than at comparable companies due to our emphasis on performance-oriented incentive compensation and because our executives are eligible to participate in the Salary Replacement Stock Option Plan (described below). All salaried employees, including executives, are eligible for an annual merit increase to their base salary based primarily on performance of their job responsibilities and accomplishment of pre-determined performance objectives.

     ANNUAL INCENTIVE

General Mills provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP), which was most recently approved by the stockholders in 1996. At the end of the fiscal year, incentive amounts are determined by the Committee, based upon corporate, business unit and individual performance. For each of the five most highly compensated officers, including the CEO, these incentive amounts cannot exceed a maximum amount which is established by the Committee at the start of fiscal year according to a schedule directly tied to the Company's return on capital and earnings per share.

     The corporate performance rating is weighted 75% to the Company's earnings per share performance and 25% to key strategic growth and earnings quality objectives. Earnings quality measurements include volume, productivity improvements, economic profit and international earnings contribution. Strategic growth measurements are tied to progress against key longer-term growth initiatives.

     This year, the Committee determined that, based on the Company's 1999 earnings per share, earnings quality and progress toward its strategic growth goals, the corporate performance rating for fiscal 1999 should be 1.70.

     Business unit ratings are also based 75% on financial performance, and 25% on the quality of this financial performance and progress against strategic growth priorities. Unit financial performance is measured by earnings before interest and taxes (EBIT), volume, productivity improvements and/or cost per product case.

     Individual performance ratings are based upon each executive's achievement of specific annual financial objectives as well as other factors like the quality of the strategic plan, progress in organizational and management development and diversity.

     For senior officers, cash incentive awards are determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the individual performance rating and by the corporate performance rating. For other officers, the corporate rating may be weighted with a business unit rating. Corporate and business unit ratings can range from 0 to 1.80, with superior performance resulting in ratings of 1.50 or higher. Individual ratings can range from 0 to 1.50. Receipt of cash incentive awards under the EIP may be deferred to a subsequent date.

     Under the EIP, executives are also eligible to receive a supplemental restricted stock matching award equal to 25% of the cash EIP award. To receive this award, the executive must place on deposit with the Company personally-owned shares equal in number to the number of shares awarded as restricted stock. The restricted stock vests 50% after three years and 50% after six years, provided the owned shares remain on deposit with the Company for the entire six-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 18 under the "Restricted Stock Awards" heading.

     LONG-TERM INCENTIVE

General Mills provides executives with a long-term incentive compensation opportunity through the 1998 Senior Management Stock Plan. Each December, stock options are granted to officers and other selected employees based upon their level of responsibility, ability to impact results and individual performance. The size of regular stock option grants to the executive officers, including the Chief Executive Officer, is periodically reviewed against option grants made by other large food and consumer products companies to their CEO and other senior executives. Our targeted level of stock option grants ranks above the median range of option grants made by the comparative organizations, because

*    as a rule, we pay lower base salaries (described above) and

* we emphasize employee stock ownership and rely on option grants as the fundamental means of long-term incentive compensation.

Together these features are intended to maximize personal performance of Company managers and align their interests with shareholders.

     The table on page 19 summarizes the options granted in fiscal 1999 to all employees and to the five named officers.

     Also, we have periodically provided special stock option grants to all employees not receiving regular stock option grants. General Mills made such grants to eligible employees in 1993 and 1995. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. In special circumstances, we make limited special grants of restricted stock to certain key employees.

     STOCK OWNERSHIP GRANTS

We have also developed two additional programs to encourage share ownership: deposit stock options and salary replacement stock options.

     The deposit stock option program, introduced in 1987, offers executives a supplemental stock option opportunity equal to their most recent incentive award divided by the current stock price. To receive this grant, the executive must place on deposit with the Company one share of owned stock for every two option shares granted and leave the shares on deposit for five years. A total of 278 employees participated in this program in fiscal 1999.

     The Salary Replacement Stock Option Plan, which was approved by shareholders most recently in 1995 with a 91.3% favorable vote, gives executives and selected employees the choice of exchanging their merit-related base salary increases for a supplemental stock option grant. The size of the option grant is determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits such as annual incentive, savings plan match and pension accrual), and dividing it by the estimated present value of a stock option, assuming an 8% annual growth rate in the common stock price. A total of 990 employees participated in this program in fiscal 1999; the table on page 19 includes stock options granted under this program to the five named officers.


PERFORMANCE UNITS

The Company discontinued grants of performance units in 1993. Performance units were granted in conjunction with stock options and were valued based upon three-year earnings per share and return on equity performance. Vested performance units are payable in cash and an optionee may withdraw them as an alternative to the exercise of regular stock options, although, as of August 1, 1999, the value of the related options exceeded the value of the performance units. All remaining performance units will expire by 2002.


CEO COMPENSATION AND PERFORMANCE

The compensation of the Chief Executive Officer for fiscal 1999 consisted of base salary, annual incentive and stock options. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives. When determining the CEO's merit increase to base salary, individual incentive rating and annual stock option grant, the Committee evaluates his performance, and reports on that evaluation to the independent directors of the board.

     In determining Mr. Sanger's 1999 incentive amount, first the Committee determined that return on capital and earnings per share targets had been met. Then the Committee considered, in addition to the corporate performance rating, Mr. Sanger's personal performance against pre-established objectives in numerous areas including Company financial performance, growth, innovation, productivity improvement, new ventures, organizational development, diversity, and customer and shareholder relations.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code requires that the Company meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct for federal income tax purposes compensation over $1 million paid to the five officers named in the Proxy Statement. The Company expects to meet the requirements of the Code and receive a deduction for all compensation paid to those executive officers.


CONCLUSION

The Committee is satisfied that the compensation and long-term incentive plans provided to the officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

                          COMPENSATION COMMITTEE

                          Richard M. Bressler, Chair
                          Livio D. DeSimone
                          Raymond V. Gilmartin
                          Kenneth A. Macke
                          Michael D. Rose
                          A. Michael Spence

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                          ANNUAL COMPENSATION                                     AWARDS
--------------------------------------------------------------------    ------------------------
                                                                        RESTRICTED
                                                                           STOCK                     ALL OTHER
        NAME AND PRINCIPAL                     SALARY        BONUS        AWARD(S)                  COMPENSATION
             POSITION                YEAR       ($)           ($)          ($)(a)     OPTIONS(#)       ($)(b)
---------------------------------    ----     -------      ---------    ----------    ----------    ------------
S. W. SANGER                         1999     687,863(c)   1,052,400      263,104       249,838        61,386
 Chairman of the Board and           1998     655,500(c)     960,400      240,082       208,004        48,989
 Chief Executive Officer             1997     624,750(c)     437,300      109,270       269,586        22,398

C. W. GAILLARD                       1999     525,000        738,990           --       128,130        65,076
 President (d)                       1998     525,000        707,710           --       115,150        43,428
                                     1997     525,000        405,700           --       170,466        33,304

R. G. VIAULT                         1999     500,000        603,800      150,988       103,606        41,477
 Vice Chairman                       1998     500,000        586,100      146,503        97,548        35,913
                                     1997     500,000        540,000(e)   134,995       106,720        18,459

S. R. DEMERITT                       1999     376,552        348,100       87,059        74,416       153,875
 Executive Vice President (d)        1998     373,931        345,600       86,413        60,996       149,303
                                     1997     339,091        268,200       67,061        72,498       176,856

S. S. MARSHALL                       1999     282,009        273,300       68,266        39,100        28,379
 Senior Vice President, Corporate    1998     271,125        255,000       63,811        32,336        17,939
 Affairs and General Counsel         1997     256,000        145,900       35,465        55,164        12,820

---------------------
(a) The amounts in this column reflect the value of the restricted stock or restricted stock units awarded annually under the EIP. Recipients must deposit with the Company one personally-owned share of common stock for each share of restricted stock awarded. The restricted shares vest 50% after three years and 50% after six years, provided the participant's shares remain on deposit until the end of the restricted period, and also vest in the event of a change in control. Regular dividends are paid on the restricted shares. At the end of fiscal 1999, the number and value of the aggregate restricted stockholdings for the named officers were:

                 S. W. Sanger        9,934 shares    $789,132
                 C. W. Gaillard      1,876            149,025
                 R. G. Viault        5,322            422,766
                 S. R. Demeritt      4,350            345,553
                 S. S. Marshall      2,967            235,691

(b) The amounts for all officers, other than Mr. Demeritt, are the Company's contributions or allocations relating to defined contribution (savings) plans (tax-qualified and supplemental) on behalf of the named officers. The amounts for Mr. Demeritt include $117,243 in 1999, $119,771 in 1998 and $160,844 in 1997 relating to his foreign assignment in Cereal Partners Worldwide.

(c) Because his base salary is below the minimum salary range for his position, Mr. Sanger was required under the 1995 Salary Replacement Stock Option Plan to receive a portion of his 1997, 1998 and 1999 merit salary increases in cash and the remainder in stock options.

(d) Effective October 1, 1999, Mr. Gaillard will retire from the Company and Mr. Demeritt will become Vice Chairman.

(e) Mr. Viault became an employee of the Company effective January 15, 1996. The fiscal 1997 amount includes a deferred hiring bonus of $192,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS(a)                                          FOR OPTION TERM($)(b)
--------------------------------------------------------------------------     ------------------------------------------
                                    % OF TOTAL
                                     OPTIONS
                       OPTIONS      GRANTED TO     EXERCISE
                       GRANTED     EMPLOYEES IN      PRICE      EXPIRATION       0%
        NAME             (#)        FISCAL YEAR    ($/SHARE)       DATE        ($)(c)       5%($)               10%($)
------------------   ---------     ------------    ---------    ----------     ------   -------------      --------------
Sanger                200,000(d)       4.91%         74.22       01/14/09         0         9,429,873          23,952,202
                       35,900(e)       0.88%         61.91       09/01/08         0         1,411,920           3,586,326
                       13,938(f)       0.34%         70.31       07/22/08         0           622,547           1,581,292

Gaillard               70,000(d)       1.72%         74.22       01/14/09         0         3,300,456           8,383,271
                       49,200(e)       1.21%         61.91       09/01/08         0         1,934,999           4,914,965
                        8,930(f)       0.22%         70.31       07/22/08         0           398,863           1,013,125

Viault                 60,000(d)       1.47%         74.22       01/14/09         0         2,828,962           7,185,661
                       35,100(e)       0.86%         61.91       09/01/08         0         1,380,457           3,506,408
                        8,506(f)       0.21%         70.31       07/22/08         0           379,925             965,021

Demeritt               50,000(d)       1.23%         74.22       01/14/09         0         2,357,468           5,988,051
                       19,400(e)       0.48%         61.91       09/01/08         0           762,988           1,938,015
                        5,016(f)       0.12%         70.31       07/22/08         0           224,042             569,075

Marshall               30,000(d)       0.74%         74.22       01/14/09         0         1,414,481           3,592,830
                        5,400(e)       0.13%         61.91       09/01/08         0           212,378             539,447
                        3,700(f)       0.09%         70.31       07/22/08         0           165,262             419,772
All Stockholders           NA            NA             NA             NA         0     6,689,259,994(g)   16,990,950,149(g)

All Optionees       4,076,004           100%         69.28(h)            (h)      0       179,389,654         455,655,882

As a % of All
 Stockholders Gain         NA            NA             NA             NA        NA               2.7%                2.7%

---------------------
(a) The exercise price of all options is the fair market value of the common stock on the option grant date. Options generally expire 10 years and one month from the grant date. All options vest in the event of a change of control. Options include the right to pay the exercise price in cash or common stock and the right to have shares used to pay withholding tax due on the exercise.

(b) These assumed values result from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately.

(d) This stock option grant under the 1998 Senior Management Stock Plan becomes exercisable on December 14, 2002.

(e) This option, granted under the 1995 Salary Replacement Stock Option Plan, benefits the Company by reducing the cash compensation paid to executives, with corresponding reductions in cash bonuses, lower pension accruals and similar effects on other benefits which are tied to base salary. It further increases the percentage of key employee compensation and benefits tied to stock ownership, in keeping with the Company's philosophy to closely align stockholder and employee interests. This option becomes exercisable over a four-year period beginning on the grant date.

(f) To encourage retention of common stock, this deposit stock option grant under the 1993 Plan (which becomes exercisable five years from the grant date) requires the deposit of one share of owned common stock for every two option shares granted. The number of option shares granted is equal to the value of the executive's prior year cash incentive divided by the stock price on the first business day in June.

(g) "All Stockholders" value is calculated from $69.28, the weighted average exercise price for all options awarded in fiscal 1999, based on the outstanding shares of common stock on May 28, 1999.

(h) Exercise price shown is a weighted average of all options awarded in fiscal 1999. Options expire on various dates through the year 2009.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                                                                                   VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED                 IN-THE-MONEY
              SHARES ACQUIRED      VALUE          OPTIONS AT 5/28/99(#)          OPTIONS AT 5/28/99 ($)(a)
                ON EXERCISE       REALIZED     ----------------------------     ----------------------------
NAME                (#)             ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----          ---------------    ---------     -----------    -------------     -----------    -------------
Sanger            37,486         3,135,072       558,313        991,535         17,122,814      16,427,407
Gaillard          11,370         1,746,202       468,103        528,662         14,369,711       9,658,000
Viault                 0                 0        34,960        364,730            553,484       5,676,072
Demeritt          24,879         1,979,452       182,832        244,057          5,421,182       3,856,503
Marshall               0                 0        13,870        179,812            340,320       3,186,399

---------------------
(a) Value of unexercised options equals fair market value of the shares underlying in-the-money options at May 28, 1999 ($79.4375), less the exercise price, times the number of in-the-money options outstanding.


                         DEFINED BENEFIT RETIREMENT PLAN

FINAL AVERAGE EARNINGS    10 YEARS OF    15 YEARS OF    20 YEARS OF    25 YEARS OF    30 OR MORE YEARS OF
     (AS DEFINED)           SERVICE        SERVICE        SERVICE        SERVICE           SERVICE*
---------------------------------------------------------------------------------------------------------
     $  300,000            $ 50,000       $ 75,000       $100,000       $125,000         $  150,000
        500,000              83,333        125,000        166,666        208,333            250,000
        600,000             100,000        150,000        200,000        250,000            300,000
        700,000             116,666        175,000        233,333        291,666            350,000
        800,000             133,333        200,000        266,666        333,333            400,000
        900,000             150,000        225,000        300,000        375,000            450,000
      1,000,000             166,666        250,000        333,333        416,666            500,000
      1,100,000             183,333        275,000        366,666        458,333            550,000
      1,200,000             200,000        300,000        400,000        500,000            600,000
      1,300,000             216,666        325,000        433,333        541,666            650,000
      1,400,000             233,333        350,000        466,666        583,333            700,000
      1,500,000             250,000        375,000        500,000        625,000            750,000
      1,600,000             266,666        400,000        533,333        666,666            800,000
      1,700,000             283,333        425,000        566,666        708,333            850,000
      1,800,000             300,000        450,000        600,000        750,000            900,000
      1,900,000             316,666        475,000        633,333        791,666            950,000
      2,000,000             333,333        500,000        666,666        833,333          1,000,000
      2,100,000             350,000        525,000        700,000        875,000          1,050,000

---------------------
* No additional benefits accrue after 30 years of service.

The table above sets forth the pension benefits payable under the Company's Retirement Income Plan (the "RIP") to the persons named in the Summary Compensation Table, showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. This table is based on the maximum benefit under the RIP of 50% of Final Average Earnings for a participant with 30 years of benefit service, less 50% of the employee's projected Social Security benefit. Final Average Earnings is the average of the employee's five highest years' remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested common stock granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the

Social Security laws. The table does not reflect any limitations on benefits imposed by federal law. The Company's Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had federal law not imposed maximum limitations.

     The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP:
S. W. Sanger, 25 years; S. R. Demeritt, 29 years; C. W. Gaillard, 33 years; S.
S. Marshall, 4 years; and R. G. Viault, 3 years.

     In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer's retirement plan and the benefit he receives from the combination of his previous employer's plan and the Company's plans.

CHANGE OF CONTROL ARRANGEMENTS

The Company has agreements with some of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code
Section 4999 or any similar tax.

     The Company has two nominally-funded trusts to provide for payments under its non-qualified deferred compensation plans, including the directors' compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and written representations from the Company's executive officers and directors, each has filed reports under Section 16(a) of the Securities Exchange Act of 1934 on time.

COSTS OF SOLICITATION

The Company will pay for preparation, printing and mailing this proxy statement. We have engaged Georgeson & Company Inc. to help us solicit proxies from stockholders for a fee of $10,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

ANNUAL REPORT

The 1999 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 30, 1999, was mailed on or about August 14, 1999 to all stockholders entitled to vote at the annual meeting. If you have not received the annual report, please call 1-800-245-5703 and a copy will be sent to you.


                            YOUR VOTE IS IMPORTANT!

Please vote by phone, via the Internet or sign and promptly return your proxy card in the enclosed envelope.

                          NOTICE OF 1999 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT










                               GENERAL MILLS, INC.

                                     [LOGO]
                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 27, 1999
                       11:00 A.M. (CENTRAL DAYLIGHT TIME)

                         THE CHILDREN'S THEATRE COMPANY
                             2400 THIRD AVENUE SOUTH
                                 MINNEAPOLIS, MN








                               GENERAL MILLS, INC.

[LOGO]     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                                                                            1999

I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 27, 1999 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



           (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                           ---------------------
                                                            COMPANY #
                                                            CONTROL #
                                                           ---------------------

                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                  VOTE BY PHONE
                                 1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

                                VOTE VIA INTERNET
                           http://www.eproxy.com/gis/

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, to create an electronic ballot.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.



Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, Sunday, September 26, 1999.





      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                       [ARROW] PLEASE DETACH HERE [ARROW]




               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1.  ELECTION OF  01 S.R. Demeritt    02 L.D. DeSimone   03 W.T. Esrey     [ ] FOR all listed   [ ] WITHHOLD
    DIRECTORS:   04 R.V. Gilmartin   05 J.R. Hope       06 R. L. Johnson      nominees             AUTHORITY
                 07 H.G. Miller      08 M.D. Rose       09 S.W. Sanger                             to vote for all
                 10 A.M. Spence      11 D.A. Terrell    12 R.G. Viault                             listed nominees
                 13 C.A. Wurtele

                                                                           _____________________________________
(Instructions: To withhold authority to vote for any individual nominee,  |                                     |
write the number(s) in the box provided to the right.)                    |_____________________________________|

2.  APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS           [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

Address Change? Mark Box [ ]
Indicate changes below:                                                       Dated _________________________

                                                                           _____________________________________
                                                                          |                                     |
                                                                          |                                     |
                                                                          |_____________________________________|
                                                                          Signature(s) of Stockholder(s) in Box


                                                                          PLEASE SIGN exactly as name appears at
                                                                          left. Joint owners should each sign.
                                                                          Executors, administrators, trustees,
                                                                          etc. should so indicate when signing.
                                                                          If signer is a corporation, please sign
                                                                          full name by duly authorized officer.

                               GENERAL MILLS, INC.

[LOGO]     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                                                                            1999

I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 27, 1999 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.



           (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1.  ELECTION OF  01 S.R. Demeritt    02 L.D. DeSimone   03 W.T. Esrey     [ ] FOR all listed   [ ] WITHHOLD
    DIRECTORS:   04 R.V. Gilmartin   05 J.R. Hope       06 R. L. Johnson      nominees             AUTHORITY
                 07 H.G. Miller      08 M.D. Rose       09 S.W. Sanger                             to vote for all
                 10 A.M. Spence      11 D.A. Terrell    12 R.G. Viault                             listed nominees
                 13 C.A. Wurtele

                                                                           _____________________________________
(Instructions: To withhold authority to vote for any individual nominee,  |                                     |
write the number(s) in the box provided to the right.)                    |_____________________________________|

2.  APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS           [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

Address Change? Mark Box [ ]
Indicate changes below:                                                       Dated _________________________

                                                                           _____________________________________
                                                                          |                                     |
                                                                          |                                     |
                                                                          |_____________________________________|
                                                                          Signature(s) of Stockholder(s) in Box


                                                                          PLEASE SIGN exactly as name appears at
                                                                          left. Joint owners should each sign.
                                                                          Executors, administrators, trustees,
                                                                          etc. should so indicate when signing.
                                                                          If signer is a corporation, please sign
                                                                          full name by duly authorized officer.

GENERAL MILLS

GENERAL MILLS, INC.'S ELECTRONIC VOTING

Please enter and submit the 3 digit company number and the 7 digit control number from the top of the card you received by mail along with the General Mills Proxy Statement dated August 14, 1999.


company number (3 digits):

/------------------------/

control number (7 digits):

/-------------------------/


    Submit



---------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the General Mills Proxy Statement dated August 14, 1999, and mail it in the envelope provided to you.

GENERAL MILLS

The control number or the company number that you entered was not recognized. Please refer to your card and try again.

Return to the login page.
---------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the General Mills Proxy Statement dated August 14, 1999, and mail it in the envelope provided to you.

GENERAL MILLS

GENERAL MILLS, INC.'S ELECTRONIC PROXY

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Norwest Bank Minnesota, General Mills, Inc.'s transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.



--------------------------------------------------------------------------------
         Stockholder                Source of Shares            Number of Shares
--------------------------------------------------------------------------------
Test Person
Somewhere Nice
Anywhere, Anystate 11111           Holdings of record                8,000

--------------------------------------------------------------------------------


The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the SUBMIT PROXY button. Voting is explained in the General Mills Proxy Statement which you received by mail.

                           CONTINUE TO THE PROXY CARD.


---------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the General Mills Proxy Statement dated August 14, 1999, and mail it in the envelope provided to you.

GENERAL MILLS

The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the Submit Proxy button. The items to be voted are explained in the Proxy Statement which you received by mail.

                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           Monday, September 27, 1999
                       11:00 a.m. (Central Daylight time)

                         The Children's Theatre Company
                             2400 Third Avenue South
                                 Minneapolis, MN


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I appoint S.W. Sanger, C.W. Gaillard and R.G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 27, 1999 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions below and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.


If you click on the "Submit Proxy" button without direction on any matter, the proxy will be voted in favor of the proposals in each such case.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. Election of directors:

/ / FOR all nominees (except those marked below).
/ / WITHHOLD authority to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority for any individual nominee, click on the box next to the nominee's name below.)

/ / S.R. Demeritt

/ / L.D. DeSimone
/ / W.T. Esrey
/ / R.V. Gilmartin
/ / J.R. Hope
/ / R.L. Johnson
/ / H.G. Miller
/ / M.D. Rose
/ / S.W. Sanger
/ / A.M. Spence
/ / D.A. Terrell
/ / R.G. Viault
/ / C.A. Wurtele

2. Approval of appointment of KPMG LLP as independent auditors.

/ / FOR
/ / AGAINST
/ / ABSTAIN

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1 and 2.

If you are a joint owner of the shares being voted, by clicking the SUBMIT PROXY button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the SUBMIT PROXY button, you attest that you have the authority to authorize this proxy.



TO AUTHORIZE YOUR VOTE, CLICK THE "SUBMIT PROXY" BUTTON.


Submit Proxy



---------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

GENERAL MILLS

General Mills Electronic Proxy

The submission of your electronic proxy is now complete, and is summarized below.

ON ITEM 1 "ELECTION OF DIRECTORS" YOUR VOTE WAS:

FOR all nominees.

ON ITEM 2 "APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS" YOUR VOTE WAS:

FOR.


If this IS NOT how you intended to vote, please use the back function of your browser to return to the card and correct your vote. If this IS how you intended to vote, your vote has been recorded and there is no need to return your paper proxy card.

Thank you for your attention.


Sincerely,

General Mills, Inc.

ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

[LOGO]   SHAREOWNER SERVICES
NORWEST

         PROXY BY PHONE
-----------------------------------

                               PHONE VOTING SCRIPT
                              PROPOSAL BY PROPOSAL

----------------- --------------------------------------------------------------
SPEECH 1          Welcome. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 2; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 4; OTHERWISE GO TO
                  SPEECH 6.
----------------- --------------------------------------------------------------
SPEECH 2          I'm sorry, that was an incorrect company number. Please
                  re-enter the three-digit company number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 2A; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 4; OTHERWISE GO TO
                  SPEECH 6.
----------------- --------------------------------------------------------------
SPEECH 2          I'm sorry, that was an incorrect company number. Please
                  re-enter the three-digit company number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 3; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 4; OTHERWISE GO TO
                  SPEECH 6.
----------------- --------------------------------------------------------------
SPEECH 3          I'm sorry, the company numbers you entered were invalid.
                  Please call again later or sign your proxy card and return it in the postage paid envelope.
----------------- --------------------------------------------------------------
System            DISCONNECT
----------------- --------------------------------------------------------------
SPEECH 4          Please enter the three digit company number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 2; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 4a; OTHERWISE GO TO
                  SPEECH 6.
----------------- --------------------------------------------------------------
SPEECH 4a         Please enter the three digit company number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 2; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 5; OTHERWISE GO TO
                  SPEECH 6.
----------------- --------------------------------------------------------------
SPEECH 5          I'm sorry you are experiencing problems. Please call again later or sign your proxy card and return it in the postage paid envelope.
----------------- --------------------------------------------------------------
System            DISCONNECT
----------------- --------------------------------------------------------------
SPEECH 6          Please enter your seven digit NUMERIC Control Number that is located in the box, directly under your company number.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED , GO TO SPEECH 7; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 9; OTHERWISE GO TO
                  SPEECH 10.
----------------- --------------------------------------------------------------
SPEECH 7          I'm sorry, that was an incorrect Control Number. Please
                  re-enter the seven-digit NUMERIC Control Number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 8; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 9; OTHERWISE GO TO
                  SPEECH 10.
----------------- --------------------------------------------------------------
SPEECH 8          I'm sorry, the Control Numbers you entered were invalid.
                  Please call again later or sign your proxy card and return it in the postage paid envelope.
----------------- --------------------------------------------------------------
System            DISCONNECT
----------------- --------------------------------------------------------------

[LOGO]   SHAREOWNER SERVICES
NORWEST

         PROXY BY PHONE
-----------------------------------

----------------- --------------------------------------------------------------
SPEECH 9          Please enter your seven-digit Control Number now.
----------------- --------------------------------------------------------------
System            IF INVALID NUMBER IS ENTERED, GO TO SPEECH 8; IF NOTHING
                  ENTERED AFTER 3 SECONDS, GO TO SPEECH 5; OTHERWISE GO TO
                  SPEECH 10.
----------------- --------------------------------------------------------------
SPEECH 10         To vote as the NAME OF COMPANY Board recommends on ALL
                  proposals - Press 1 now.

----------------- --------------------------------------------------------------
SPEECH 11         To vote on each proposal separately, Press 0 now.
----------------- --------------------------------------------------------------
System            IF "1" IS ENTERED, GO TO CLOSING A; IF NOTHING ENTERED AFTER 2
                  SECONDS, GO TO SPEECH 10 UNLESS SECOND TIME THROUGH LOOP, THEN
                  GO TO SPEECH 5; IF ANY OTHER NUMBER IS ENTERED, GO TO SPEECH
                  11a.
----------------- --------------------------------------------------------------
SPEECH 11a        That was an invalid entry.
----------------- --------------------------------------------------------------
System            SYSTEM GOES TO SPEECH 10 UNLESS SECOND TIME THROUGH LOOP, THEN
                  GO TO SPEECH 5.

----------------- --------------------------------------------------------------
SPEECH 12         Proposal 1:

                  To vote for ALL Nominees, Press 1; to Withhold from all Nominees, Press 9; To withhold from an individual nominee, Press 0.
                  Make your selection now.
----------------- --------------------------------------------------------------
System            SYSTEM WAITS 3 SECONDS.
                  IF SELECTION 1 OR 9 IS MADE, GO TO SPEECH 13. IF 0 IS SELECTED, GO TO SUBSET 12A.

----------------- --------------------------------------------------------------
SPEECH 12A        Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

                  SYSTEM WAITS THREE SECONDS - IF NO SELECTION, GO TO SPEECH 13.

                  Press 1 to withhold from another Nominee or Press 0 if you have completed voting on Directors.

                  SUBSET:  IF 1 - REPEAT SUBSET - "ENTER THE TWO....."
                     IF 0 - GO TO PROPOSAL 2, SPEECH 13.
----------------- --------------------------------------------------------------
SPEECH 13         Proposal 2:
                  To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.

                  SYSTEM WAITS 3 SECONDS - IF NO SELECTION REPEAT SPEECH 13 AND
                  THEN GO TO SPEECH 14 WITH THE VOTE BEING CAST AS A VOTE WITH
                  MANAGEMENT; OTHERWISE, GO TO SPEECH 14.
----------------- --------------------------------------------------------------
SPEECH 14         Proposal 3:
                  To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.

                  SYSTEM WAITS 3 SECONDS - IF NO SELECTION - GO TO NEXT PROPOSAL
----------------- --------------------------------------------------------------

[LOGO]   SHAREOWNER SERVICES
NORWEST

         PROXY BY PHONE
-----------------------------------

----------------- --------------------------------------------------------------
System            AND SO FORTH FOR EACH PROPOSAL - AFTER COMPLETION - GO TO
                  CLOSING B
----------------- --------------------------------------------------------------
CLOSING A         You have voted as the Board recommended. If this is correct,
                  Press 1; if incorrect, Press 0.

                  IF 1 IS PRESSED - GO TO SPEECH 15. IF 0 IS PRESSED - GO TO
                  SPEECH 16.
----------------- --------------------------------------------------------------
CLOSING B         Your votes have been cast as follows:
                  Proposal 1 - For All - Withhold All - Withhold Nominee number___
                  Proposal 2 - For, Against, Abstain

                  AND SO ON.

                  If this is correct, Press 1; if incorrect, Press 0.

                  IF 1 IS PRESSED, GO TO SPEECH 15. IF 0 IS PRESSED, GO TO
                  SPEECH 16.
----------------- --------------------------------------------------------------
SPEECH 15         Thank you for voting.
----------------- --------------------------------------------------------------
SPEECH 16         Your votes have been canceled. Please call again, or mark, sign, date and return your proxy card in the envelope
                  provided. Goodbye.
----------------- --------------------------------------------------------------

GENERAL MILLS, INC.  EXECUTIVE OFFICES

                    NUMBER ONE GENERAL MILLS BOULEVARD * MINNEAPOLIS, MINNESOTA

                                                              IVY S. BERNHARDSON
                                             Vice President, Corporate Secretary
                                                       Associate General Counsel
                                                        Telephone:(612) 764-7365
                                                        Facsimile:(612) 764-5011


August 14, 1999




Dear Stockholder:

        On January 31, 1997, General Mills purchased the branded cereal and snack food businesses of Ralcorp Holdings, Inc. and you, as a Ralcorp shareholder, became entitled to receive General Mills common stock in exchange for your old Ralcorp stock.

        Our records show that you have not yet exchanged your Ralcorp shares (these are the green certificates) for General Mills shares. Until that exchange is made, we cannot pay General Mills dividends to you. Since the Ralcorp acquisition, we have paid $5.36 in dividends per General Mills share. Your dividends are being held for you and will be paid at the time you exchange your shares.

        We encourage you to exchange your Ralcorp shares. If no exchange is made, we will be required by law, beginning November 1999, to turn over the shares and related dividends to the states of last known address as unclaimed property. If you have questions about how to exchange your shares or have lost your letter of transmittal, please call Norwest Shareowner Services at 1-800-380-1372. We look forward to serving your needs as a General Mills stockholder.

                                        Very truly yours,

                                        /s/ Ivy Bernhardson

                                        Ivy Bernhardson



          MAILING ADDRESS: P.O. BOX 1113, MINNEAPOLIS, MINNESOTA 55440